PROSPECTUS

                              MEDIX RESOURCES, INC.

                        5,483,333 Shares of Common Stock

     The shareholders of Medix Resources,  Inc. named herein will have the right to offer and sell up to an  aggregate  of  5,483,333  shares of our common stock under this  Prospectus.  Of these  shares,  up to  3,102,525  may be issued upon conversion or redemption of, or as payment of interest on,  convertible debt, up to 1,508,333 of these shares may be issued upon exercise of warrants to purchase our common stock, and up to 872,475 of these shares are currently outstanding.

     Medix will not receive  directly any of the proceeds from the sale of these shares by the selling  shareholders.  However,  Medix will  receive the proceeds from the  exercise of any  warrants  to obtain the shares to be sold  hereunder.
Medix will pay the expenses of registration of these shares.

     The common stock is traded on the American  Stock Exchange under the symbol
"MXR".  On April 16, 2001, the closing price of the common stock was reported as
$0.65.

     The  securities  offered  hereby  involve a high degree of risk.  See "RISK
FACTORS"  beginning  on page 3 for certain  risks that should be  considered  by prospective purchasers of the securities offered hereby.

     Neither the  Securities and Exchange  Commission  nor any state  securities commission  has approved or  disapproved of the securities or determined if this prospectus  is truthful or  complete.  Any  representation  to the contrary is a criminal offense.

                  The date of this Prospectus is April 17, 2001

                         Supplements to this Prospectus

     A copy of each Form 10-Q and Form 8-K that is filed with the Securities and
Exchange  Commission after the date of this Prospectus by Medix Resources,  Inc.
shall be deemed to be a Supplement  to this  Prospectus,  and must be physically delivered with this Prospectus to a prospective purchaser,  together with a copy of the company's 2000 Form 10-KSB.  Unless otherwise notified,  this Prospectus, as  amended  or  supplemented  from  time to time,  may be used for sales by the persons named herein until April 30, 2002,  at which time the audited  financial statements  incorporated  herein by  reference  will  become  stale  pursuant to
Section 10(a)(3) of the Securities Act of 1933, as amended.

     No  dealer,  salesman  or  other  person  has been  authorized  to give any information or to make any  representation  not contained in or  incorporated by reference  in this  Prospectus  and,  if  given  or made,  such  information  or representation  must not be relied  upon as having  been  authorized  by us, the selling shareholders or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any  jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any  circumstances,  create any implication that the information  herein is correct as of any time  subsequent  to the date hereof or that there has been no change in our affairs since such date.

                               ------------------

                                TABLE OF CONTENTS
                               ------------------
                                                                          Page
                                                                          ----

FORWARD-LOOKING STATEMENTS

RISK  FACTORS

THE COMPANY

USE OF PROCEEDS

SELLING SHAREHOLDERS

DESCRIPTION OF SECURITIES

PLAN OF DISTRIBUTION

INDEMNIFICATION OF OFFICERS AND DIRECTORS

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

LEGAL MATTERS

EXPERTS

                           FORWARD-LOOKING STATEMENTS

     This  Prospectus  and the  documents  incorporated  by reference  into this
Prospectus contain  forward-looking  statements,  which mean that they relate to events or transactions that have not yet occurred, our expectations or estimates for Medix's future operations,  our growth strategies or business plans or other facts that have not yet occurred.  Such  statements can be identified by the use
of  forward-looking   terminology  such  as  "might,"  "may,"  "will,"  "could,"
"expect,"  "anticipate,"  "estimate,"  "likely," "believe," or "continue" or the negative  thereof or other  variations  thereon or comparable  terminology.  The following risk factors contain  discussions of important  factors that should be
considered   by   prospective   investors   for   their   potential   impact  on
forward-looking  statements  included in this  Prospectus  and in the  documents incorporated by reference into this Prospectus.  These important factors,  among others,  may cause actual  results to differ  materially  and adversely from the results expressed or implied by the forward-looking statements.

                                  RISK FACTORS

   An investment in our common stock:

     o has a high degree of risk;
     o is highly speculative;
     o should only be  considered by those persons or entities who can afford to loose their entire investment.

     In addition to the other  information  contained  in this  Prospectus,  the following risk factors should be carefully considered in evaluating our business and an investment in our shares.  The order in which the following  risk factors are presented does not indicate the relative magnitude of the risks described.

Our  Continuing  Losses;  Going Concern  Exception  and Our Need for  Additional
Financing

     We reported net losses of  ($5,415,000),  ($4,847,000) and ($5,422,000) for the years ended  December  31,  2000,  December  31, 1999 and December 27, 1998,
respectively.   At  December  31,  2000,  we  had  an  accumulated   deficit  of
($23,423,000).  Our  independent  accountants  have  included a "going  concern"
exception in their audit report on our audited 2000  financial  statements.  See our Form 10-KSB for the fiscal year ended December 31, 2000.

     We expect to continue to experience  loses, in the near term, as we attempt to  develop  our  Cymedix(R)software  products.  The  current  operation  of our business  and our ability to continue to develop our Cymedix  software  products will depend upon our ability to obtain additional financing.  Currently,  we are not receiving  any  significant  revenues from the sale of our Cymedix  software products.  We are  attempting  to meet our  current  cash flow  needs by raising capital in the private  debt and equity  markets  and  through  the  exercise of currently  outstanding  warrants.  The  development and marketing of the Cymedix software  products  require  substantial  capital  investments.  There can be no assurance that  additional  investments or financings will be available to us as needed to support the  development of Cymedix  products.  Failure to obtain such capital on a timely basis could result in lost business opportunities,  the sale of the Cymedix  business at a distressed  price or the financial  failure of our company.

Risk of Development Stage Company

     Since the sale of our remaining  temporary staffing business in early 2000,
we  principally   develop  software  for   Internet-based   communications   and
information  management for medical service providers,  through our wholly-owned subsidiary,  Cymedix Lynx Corporation. Our software products are currently being tested by several different healthcare providers.  However, our Cymedix software business has not yet generated any significant revenues.

     Our company,  through its  subsidiary  Cymedix Lynx  Corporation,  has only recently begun its medical  software line of business through the acquisition of a development  stage medical  software  business in 1998. Our company has little experience in marketing software products,  providing software support services, evaluating  demand for products,  financing a software business and dealing with government regulation of software products.  While we have recently put together a team of experienced executives,  they have come from different backgrounds and may require some time to develop an efficient  operating structure and corporate culture for our company. We believe our structure of multiple offices serves our customers  well,  but it does  present an  additional  challenge in building our corporate culture and operating structure.

     Our  products  are still in the  development  stage and have not yet proven their effectiveness or their marketability. As a developer of software products, we will be required to anticipate and adapt to evolving  industry  standards and new  technological  developments.  The  market  for  our  software  products  is characterized by continued and rapid technological advances in both hardware and
software   development,   requiring   ongoing   expenditures  for  research  and
development,  and  timely  introduction  of new  products  and  enhancements  to existing products.  The establishment of standards is largely a function of user acceptance. Therefore, such standards are subject to change. Our future success, if any, will depend in part upon our ability to enhance  existing  products,  to respond  effectively  to technology  changes,  and to introduce new products and technologies  to meet  the  evolving  needs  of our  clients  in the  healthcare information systems market. The introduction of software products in that market has been slow due to the large number of small  practitioners  who are resistant to change and the costs  associated  with  change,  particularly  in a period of rising  pressure  to  reduce  costs in the  market.  We are  currently  devoting significant  resources  toward  the  development  of  products.  There can be no assurance that we will  successfully  complete the development of these products in a timely  fashion or that our  current or future  products  will  satisfy the needs of the healthcare  information  systems market.  Further,  there can be no assurance that products or  technologies  developed by others will not adversely
affect  our  competitive   position  or  render  our  products  or  technologies
noncompetitive or obsolete.

Product Liability Risks

     Certain of our products provide applications that relate to patient medical histories and treatment plans. Any failure by our products to provide  accurate, secure and timely  information  could result in product liability claims against us by our clients or their affiliates or patients. We maintain insurance that we believes is adequate to protect  against claims  associated  with the use of our products,  but there  can be no  assurance  that our  insurance  coverage  would adequately  cover any claim  asserted  against us. A  successful  claim  brought against us in excess of our  insurance  coverage  could have a material  adverse effect on our results of  operations,  financial  condition  or  business.  Even unsuccessful  claims could result in the expenditure of funds in litigation,  as well as diversion of management time and resources.

There is Great Uncertainty in the Healthcare Industry

     The healthcare and medical  services  industry in the United States is in a period  of  rapid  change  and  uncertainty.  Governmental  programs  have  been proposed,  and some adopted, from time to time, to reform various aspects of the
U.S.  healthcare  delivery system.  Some of these programs contain  proposals to increase  government  involvement in healthcare,  lower  reimbursement rates and otherwise change the operating environment for our customers.  Particularly, the
Health Insurance Portability and Accountability Act of 1996, and the regulations that are being promulgated  thereunder,  are causing the healthcare  industry to change its procedures and incur  substantial cost in doing so. We cannot predict with any certainty  what impact,  if any,  these and future  healthcare  reforms might have on our business.

Risks of Infringement of Proprietary Technology

     Our wholly-owned  subsidiary,  Cymedix Lynx  Corporation,  has been granted certain  patent  rights,  trademarks  and  copyrights  relating to its  software business.  These patents and copyrights  have been assigned by our subsidiary to the parent company, Medix. The patent and intellectual property legal issues for software programs,  such as the Cymedix(R)  products,  are complex and currently evolving.  Since patent applications are secret until patents are issued, in the
United States, or published,  in other countries,  we cannot be sure that we are the first to file any patent application. In addition, there can be no assurance that competitors,  many of which have far greater resources than we do, will not apply for and obtain  patents that will interfere with our ability to develop or market  product  ideas  that we have  originated.  Further,  the laws of certain foreign countries do not provide the protection to intellectual property that is provided in the United States,  and may limit our ability to market its products overseas. We cannot give any assurance that the scope of the rights that we have been  granted  are broad  enough to fully  protect  our  Cymedix  software  from infringement.

     Litigation  or  regulatory  proceedings  may be  necessary  to protect  our intellectual  property  rights,  such as the scope of our patent.  In fact,  the
computer   software   industry  in  general  is   characterized  by  substantial
litigation.  Such  litigation and regulatory  proceedings are very expensive and could be a significant  drain on our resources and divert resources from product development.  There is no assurance that we will have the financial resources to defend our patent rights or other  intellectual  property from  infringement  or claims of invalidity.

     We also rely upon unpatented proprietary technology and no assurance can be given  that  others  will not  independently  develop  substantially  equivalent proprietary  information  and techniques or otherwise gain access to or disclose our  proprietary  technology or that we can  meaningfully  protect our rights in such unpatented proprietary technology.  We will use our best efforts to protect such  information and techniques,  however,  no assurance can be given that such efforts will be  successful.  The failure to protect our  intellectual  property could cause us to loose substantial  revenues and to fail to reach its financial potential over the long term.

Our Business is Highly Competitive

     Medical  Information  Software.  Competition can be expected to emerge from established  healthcare  information  vendors and  established  or new  Internet related  vendors.  The most likely  competitors  are  companies  with a focus on clinical  information  systems  and  enterprises  with an  Internet  commerce or electronic  network  focus.  Many of  these  competitors  will  have  access  to substantially  greater amounts of capital  resources than we have access to, for the financing of technical,  manufacturing  and marketing  efforts.  Frequently, these competitors will have affiliations with major medical product companies or software  developers,  who will  assist in the  financing  of such  competitor's product  development.  We will seek to raise capital to develop Cymedix products in a timely manner,  however, so long as our operations remain  underfunded,  as they now are, we will be at a competitive disadvantage.

     Software  Development  Personnel.  The  success of the  development  of our
Cymedix software is dependent to a significant  degree on our key management and technical  personnel.  We believe  that our  success  will also  depend upon our ability to attract,  motivate and retain highly skilled,  managerial,  sales and marketing,  and technical personnel,  including software programmers and systems architects  skilled in the  computer  languages  in which our  Cymedix  products operate. Competition for such personnel in the software and information services industries is intense.  The loss of key  personnel,  or the inability to hire or retain qualified personnel,  could have a material adverse effect on our results of operations, financial condition or business.

Securities Law Issues

     We have raised  substantial  amounts of capital in private  placements from time to  time.  The  securities  offered  in such  private  placements  were not registered  with the Securities  and Exchange  Commission or any state agency in reliance upon exemptions from such  registration  requirements.  Such exemptions are highly technical in nature and if we inadvertently failed to comply with the requirements of any of such exemptive provisions, investors would have the right to rescind their purchase of our  securities or sue for damages.  If one or more investors  were to  successfully  seek such  rescission or institute  such suit,
Medix could face severe  financial  demands that could  material  and  adversely affect our financial position.

Impact of Shares Eligible for Future Sale

     As of April 16, 2001, we had 48,406,664 shares of common stock outstanding.
As of that date, approximately 21,095,895 shares were issuable upon the exercise of  outstanding  options,  warrants  or  other  rights,  and the  conversion  of preferred stock. Most of these shares will be immediately saleable upon exercise or  conversion  under  registration  statements  we have  filed  with  the  U.S.
Securities and Exchange  Commission (the "SEC"). The exercise prices of options, warrants or other rights to acquire  common stock  presently  outstanding  range from $0.19 per share to $4.97 per  share.  During  the  respective  terms of the outstanding options, warrants,  preferred stock and other outstanding derivative securities,  the holders are given the  opportunity to profit from a rise in the market price of the common stock,  and the exercise of any options,  warrants or other  rights may  dilute  the book value per share of the common  stock and put downward  pressure  on the  price of the  common  stock.  The  existence  of the options, conversion rights, or any outstanding warrants may adversely affect the terms on which we may obtain additional equity financing.  Moreover, the holders of such  securities  are likely to exercise their rights to acquire common stock at a time  when we would  otherwise  be able to  obtain  capital  on terms  more favorable  than could be obtained  through the  exercise or  conversion  of such securities.

Volatility of Our Stock Price

     Historically,   our  common  stock  has   experienced   significant   price
fluctuations. This has been caused by factors such as:

     o negative  announcements  by our  company or others,  particularly  in the technology sector;
     o regulatory,  legislative or other  developments  affecting our company or the health care industry generally;
     o conversion of our preferred  stock into common stock at conversion  rates based on current  market  prices  of  our  common  stock  and exercise of options and warrants at below current market prices; and
     o market  conditions  specific to technology  and internet  companies,  the health care industry and general market conditions.

     In addition,  in recent years the stock market has experienced  significant price and volume fluctuations.  These fluctuations, which are often unrelated to the operating  performance of specific companies,  have had a substantial effect on the market  price for many health care  related  companies.  Factors  such as those  cited  above,  as well as  other  factors  that may be  unrelated  to our operating performance may adversely affect the price of our common stock.

Application of Penny Stock Rules to Our Common Stock

     Trading of our common  stock may be subject to the penny  stock rules under the Securities  Exchange Act of 1934, as amended,  unless an exemption from such rules is available.  Broker-dealers  making a market in our common stock will be required to provide disclosure to their customers regarding the risks associated with our common stock,  the suitability for the customer of an investment in our common stock,  the duties of the  broker-dealer  to the customer and information regarding  bid  and ask  prices  for  our  common  stock,  and  the  amount  and description of any  compensation the  broker-dealer  would receive in connection with a transaction  in our common  stock.  The  application  of these rules will likely  result in fewer  market  makers  making a market of our common stock and further restrict the liquidity of our common stock.

Absence of Common Stock Dividends

     We have not had earnings, but if earnings were available, it is our general policy to retain any earnings  for use in our  operation.  Therefore,  we do not anticipate  paying any cash  dividends  on our common  stock in the  foreseeable future.  Any payment of cash dividends on our common stock in the future will be dependent  upon our  financial  condition,  results of  operations,  current and anticipated  cash  requirements,  plans for expansion,  as well as other factors that the Board of  Directors  deems  relevant.  We  anticipate  that our  future financing agreements will prohibit the payment of common stock dividends without the prior written consent of our lender(s).

                                   THE COMPANY

     Medix  Resources,  Inc.,  a  Colorado  corporation,  sold its  supplemental staffing business, which operated under the tradenames "National Care Resources"
and  "TherAmerica" on February 19, 2000, and now principally  develops  software for Internet-based communications and information management for medical service providers, through its wholly-owned subsidiary, Cymedix Lynx Corporation.

     We  acquired  Cymedix  in  January  of  1998.   Cymedix  has  developed  an
Internet-based communications and information management product, which we began marketing to medical professionals nationwide. Growth of the medical information management  marketplace is being driven by the need to share significant amounts of clinical and patient information between physicians, their outpatient service providers,  hospitals, insurance companies and managed care organizations.  This market is one of the fastest-growing  sectors in healthcare today,  commanding a projected two-thirds of health care capital investments.  The Cymedix(R)software
contains   patented  elements  that  can  be  used  to  develop  secure  medical communications  products  that  make  use of the  Internet.  Using  the  Cymedix
software,   medical  professionals  can  order,  prescribe  and  access  medical information from insurance companies and managed care organizations,  as well as from  any  participating  outpatient  service  provider  such  as a  laboratory, radiology center,  pharmacy or hospital. We will provide the software at nominal charges to physicians  and clinics,  and will collect user fees  whenever  these products are used to provide services on the Internet.  The products' relational database technology will provide physicians with a permanent,  ongoing record of each patient's name,  address,  insurance or managed care affiliation,  referral status,  medical  history,  personalized  notes  and  an  audit  trail  of  past encounters.  Physicians will be able to electronically order medical procedures, receive  and  store  test  results,  check  patient  eligibility,  make  medical
referrals,   request   authorizations,   and  report   financial  and  encounter
information in a cost-effective, secure and timely manner.

     Our principal  executive office is located at 305 Madison Ave., Suite 2033,
New York, NY 10165,  and its telephone  number is (212) 697-2509.  Our principal administrative  office is at 7100 East Belleview  Ave.,  Greenwood  Village,  CO
80111,  and its  telephone  number is (303)  741-2045.  We also have  offices in
California, Georgia and New Jersey.

                                 USE OF PROCEEDS

     The net  proceeds  from the sale of shares  will be received by the selling shareholders.  Medix will not receive any of the  proceeds  from any sale of the shares by the selling  shareholders.  However,  Medix will  receive the proceeds from the exercise of any warrants to obtain the shares to be sold hereunder.

                              SELLING SHAREHOLDERS

     The table below sets forth information respect to the selling shareholders, including names, holdings of shares of common stock prior to the offering of the shares, the number of shares being offered for each account,  and the number and percentage  of shares of common  stock to be owned by the  selling  shareholders immediately following the sale of the shares, assuming all of the offered shares are sold.
                                                           Shares of
                                                             Common
                                 Shares of                  Stock to      Shares of
                                  Common                     to be         Common
                                  Stock                   Beneficially   Stock to be
                               Beneficially   Shares of      Owned      Beneficially
                                  Owned        Common       After the    Owned After
                                Before the   Stock Being    Offering    the Offering
             Name               Offering      Offered        Number      Percentage
--------------------------    ------------- ------------ ------------- --------------

American Capital Consultants,
 Ltd.                            112,500        112,500         0            0%
The Fountainhead Group, LLC      125,000        125,000         0            0%
RoyCap, Inc.                   5,100,000      5,100,000         0            0%
Jeffrey Smith                    145,833        145,833         0            0%

Relationship Between Medix and the Selling Shareholders

     The selling  shareholders  have or will  acquire the shares of common stock indicated above in one of the following ways: (i) upon the purchase of shares or the conversion or redemption of, or payment of interest on, convertible debt, in connection  with raising  capital,  (ii) upon the exercise of warrants issued in connection  with  (i),  and  (iii)  upon the  exercise  of  warrants  issued  as compensation  for services.  None of the persons  listed above are affiliates or controlled by affiliates of Medix. For certain of the selling  shareholders,  we agreed to file this  registration in order to induce the selling  shareholder to invest in Medix.

                            DESCRIPTION OF SECURITIES

   Our authorized  capital consists of 100,000,000  shares of common stock, par value $.001 per share,  and  2,500,000  shares of preferred  stock.  As of April 16, 2001, we had  outstanding  48,406,664  shares of common stock,
1 share of 1996  Preferred  Stock,  50  shares of 1999  Series B  Preferred
Stock and 375 shares of 1999  Series C  Preferred  Stock.  As of such date, our  common  stock was held of  record by  approximately  390  persons  and beneficially owned by approximately 4,000 persons.

Common Stock

     Each  share of common  stock is  entitled  to one vote at all  meetings  of shareholders.  Shareholders  are not permitted to cumulate votes in the election of directors.  Currently,  the Board of Directors consists of six directors, who serve for staggered terms of three years, with at least two directors elected at every  annual  meeting.  All shares of common stock are equal to each other with respect to  liquidation  rights and  dividend  rights.  There are no  preemptive rights to purchase any  additional  common stock.  In the event of  liquidation, dissolution or winding up of Medix, holders of the common stock will be entitled to receive on a pro rata basis all assets of Medix remaining after  satisfaction of all  liabilities  and preferences of the  outstanding  preferred  stock.  The outstanding  shares of common stock and the shares of common stock issuable upon conversion or exercise of derivative  securities are or will be, as the case may be, duly and validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

     We have  retained  Computershare  Trust  Company,  Inc.,  12039 W.  Alameda
Parkway,  Suite Z-2,  Lakewood,  Colorado 80228, as Transfer Agent and Registrar
for the our common stock, (303) 986-5400.

                              PLAN OF DISTRIBUTION

     The selling shareholders and any of their pledgees,  donees,  assignees and successors-in-interest  may, from time to time,  sell any or all of their shares of Common Stock on any stock exchange,  market or trading  facility on which the shares are traded. These sales may be at fixed or negotiated prices. The selling shareholders  may use any one or more  of the  following  methods  when  selling shares:

     -  ordinary   brokerage   transactions   and   transactions  in  which  the
        broker-dealer solicits purchasers;

     - block trades in which the  broker-dealer  will attempt to sell the shares as agent but may position and resell a portion of the block as  principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange  distribution  in accordance with the rules of the applicable exchange;

     - privately negotiated transactions;

     - short sales;

     -  broker-dealers  may  agree  with  the  selling  shareholders  to  sell a specified number of such shares at a stipulated price per share;

     - a combination of any such methods of sale; and

     - any other method permitted pursuant to applicable law.

     The  selling  shareholders  may also sell  shares  under Rule 144 under the
Securities Act, if available, rather than under this prospectus.

     The selling  shareholders  may also engage in short sales  against the box, puts  and  calls  and  other  transactions  in  securities  of  the  Company  or derivatives  of Company  securities and may sell or deliver shares in connection with these  trades.  The selling  shareholders  may pledge their shares to their brokers  under  the  margin  provisions  of  customer  agreements.  If a Selling
Stockholder  defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.  The selling  shareholders have advised the Company that they have not entered into any agreements,  understandings  or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary  course  brokerage  arrangements,  nor is there an  underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

     Broker-dealers  engaged by the selling  shareholders  may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling  shareholders  (or, if any  broker-dealer  acts as agent  for the  purchaser  of  shares,  from the  purchaser)  in  amounts  to be negotiated.  The  selling  shareholders  do not  expect  these  commissions  and discounts to exceed what is customary in the types of transactions involved.

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be  "underwriters"  within the meaning of the Securities Act in connection with such sales. In such event, any commissions received  by such  broker-dealers  or agents and any profit on the resale of the shares  purchased  by them  may be  deemed  to be  underwriting  commissions  or discounts under the Securities Act.

     The  Company  is  required  to pay all fees and  expenses  incident  to the registration  of the  shares,  including  fees and  disbursements  of counsel to certain of the selling shareholders.  Otherwise,  all discounts,  commissions or fees  incurred in connection  with the sale of the common stock  offered  hereby will be paid by the selling  shareholders.  The Company has agreed to  indemnify the certain selling  shareholders  against certain losses,  claims,  damages and liabilities, including liabilities under the Securities Act.

     Upon the Company being notified by a Selling  Stockholder that any material arrangement  has been entered into with a  broker-dealer  for the sale of shares through a block trade,  special  offering,  exchange  distribution  or secondary distribution  or a  purchase  by a  broker  or  dealer,  a  supplement  to  this prospectus  will be  filed,  if  required,  pursuant  to Rule  424(b)  under the
Securities Act,  disclosing (i) the name of each such Selling Stockholder and of the participating  broker-dealer(s),  (ii) the number of shares involved,  (iii)
the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or  incorporated  by  reference  in this  prospectus,  and (vi) other  facts material to the transaction.

     In  order  to  comply  with  the  securities  laws of  certain  states,  if applicable,  the shares will be sold in such  jurisdictions,  if required,  only through  registered  or licensed  brokers or dealers.  In  addition,  in certain states the shares may not be sold  unless  the Shares  have been  registered  or qualified  for  sale  in  such  state  or  an  exemption  from  registration  or qualification is available and complied with.

     The Company has advised the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales of the shares offered hereby.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Article 109 of the Colorado  Business  Corporation  Act generally  provides that Medix may indemnify its directors,  officers,  employees and agents against
liabilities  in  any  action,  suit  or  proceeding  whether  civil,   criminal,
administrative or investigative and whether formal or informal (a "Proceeding"), by reason of being or having been a director,  officer,  employee,  fiduciary or agent of Medix, if such person acted in good faith and reasonably  believed that his conduct,  in his official capacity,  was in the best interests of Medix (or, with  respect  to  employee  benefit  plans,  was in the best  interests  of the participants of the plan),  and in all other cases that his conduct was at least not opposed to Medix's best interests. In the case of a criminal proceeding, the director,  officer,  employee  or agent  must  have had no  reasonable  cause to believe  that his  conduct  was  unlawful.  Under  Colorado  Law,  Medix may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of Medix if the director is adjudged liable to Medix, or in a proceeding in which the directors,  officer employee or agent is adjudged liable for an improper personal benefit.

     Our  Articles  of  Incorporation   provide  that  we  shall  indemnify  its
directors,  and  officers,  employees and agents to the extent and in the manner permitted by the  provisions  of the laws of the State of  Colorado,  as amended from time to time,  subject to any  permissible  expansion or limitation of such indemnification,  as  may be  set  forth  in  any  shareholders'  or  directors'
resolution or by contract.

     Insofar as  indemnification  for  liabilities  under the  Securities Act of
1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons  controlling  Medix pursuant to the foregoing  provisions,  Medix has been informed that in the opinion of the  Commission,  such  indemnification  is against  public  policy as  expressed  in the  Securities  Act and is  therefore unenforceable.

                              AVAILABLE INFORMATION

     We are a  reporting  company  and file our  annual,  quarterly  and current reports,  proxy  material and other  information  with the SEC.  Reports,  proxy statements and other information  concerning Medix filed with the Commission may be inspected  and copied at the public  reference  facilities  maintained by the
Commission at its office at 450 Fifth Street, N.W.,  Washington,  D.C. 20549, as
well as at the Regional Offices of the Commission at Citicorp  Center,  300 West
Madison Street, Chicago,  Illinois 60661 and Seven World Trade Center, New York,
New York  10048.  Copies  of such  material  can be  obtained  from  the  Public
Reference Room of the  Commission at 450 Fifth Street,  N.W.,  Washington,  D.C.
20549, at prescribed  rates. The public may obtain  information about the Public
Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available at the SEC's Website at "http:\\www.sec.gov".

     We have filed a  registration  statement  under the  Securities  Act,  with respect to the securities  offered pursuant to this Prospectus.  This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance  with the rules and regulations
of  the  Commission.   For  further  information,   reference  is  made  to  the
registration  statement and the exhibits  filed as a part thereof,  which may be found at the locations and Website referred to above.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The SEC allows us to  "incorporate  by  reference"  information  that we file with them, which means that we can disclose  important  information to you by  referring  you to the  documents  filed with the SEC that  contains
that  information.   The  information   incorporated  by  reference  is  an
important part of this  Prospectus,  and it is important that you review it
before  making  your  investment   decision.   We  hereby   incorporate  by
reference the documents listed below:

     (a) a copy of our Annual  Report on Form  10-KSB for the fiscal  year ended
         December 31, 2000, filed with the SEC on March 27, 2001; and

     (b) copies of the press releases  attached to Forms 8-K, filed with the SEC on March 27, April 5, and April 11, 2001.

     We are delivering  with this  Prospectus a copy of the Form 10-KSB referred to above.  Any statement  contained in a document  incorporated  or deemed to be incorporated by reference in this Prospectus, or made herein, shall be deemed to be modified or superseded  for purposes of this  Prospectus to the extent that a statement contained herein or in any subsequently filed document,  which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed,  except as so modified or superseded, to constitute a part of this Prospectus.

     We will provide  without  charge to each person,  including any  beneficial owner,  to whom a copy of this  Prospectus  is  delivered,  upon oral or written request of any such person,  a copy of any or all of the documents  incorporated herein by  reference,  other than the  exhibits to such  documents  (unless such exhibits are  specifically  incorporated by reference into the information  that this Prospectus incorporates). Requests should be directed to Investor Relations
Department,  Medix  Resources,  Inc.,  7100  E.  Belleview  Avenue,  Suite  301,
Greenwood Village, Colorado 80111, telephone (303) 741-2045.

                                  LEGAL MATTERS

     The  validity of the shares  offered  hereby is being passed upon for us by
Lyle B. Stewart,  Esq. our General Counsel.  Mr. Stewart or an affiliated entity has been granted  options to purchase  25,000 shares of Medix common stock at an exercise  price of $0.26 per share,  which are  totally  vested,  and options to purchase  150,000 shares of Medix common stock at an exercise price of $3.38 per share,  of which options  covering  100,000  shares have vested,  under our 1999
Stock Option Plan.

                                     EXPERTS

     The consolidated financial statements of Medix as of December 31, 2000, and for each of the two years in the period ended December 31, 2000 appearing in our
2000 Form 10-KSB have been  audited by Ehrhardt  Keefe  Steiner & Hottman  P.C., independent auditors, as stated in their report appearing therein, and have been incorporated  herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.